UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

Xcerra Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue

Norwood, MA 02062

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 461-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Items.

As previously reported, on April 7, 2017, Xcerra Corporation (the “Company” or “Xcerra”) entered into an Agreement and Plan of Merger with Unic Capital Management Co., Ltd. (“Unic Capital”) and China Integrated Circuit Industry Investment Fund Co., Ltd., as joined by Unic Acquisition Corporation (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger. Unic Capital subsequently assigned all of its rights under the Merger Agreement to Hubei Xinyan Equity Investment Partnership (Limited Partnership) (“Parent”) on August 4, 2017.

On December 21, 2017, following discussions with the Committee on Foreign Investment in the United States (“CFIUS”), the parties submitted a request to withdraw and re-file their joint voluntary notice to CFIUS under the Defense Production Act of 1950, as amended, to allow more time for review and discussion with CFIUS in connection with the Merger (the “Re-Filing”). Once CFIUS grants the request and accepts the joint voluntary notice, it will commence a new 30-day review period, which may be followed by a 45-day investigation period.

Xcerra and Parent have been and will continue to be actively engaged with CFIUS, and remain fully committed to completing the Merger, which was approved by the holders of approximately 98.7% of the Xcerra shares voted on October 12, 2017. There can be no assurances, however, that CFIUS will ultimately agree that the parties may proceed with the Merger, and, if CFIUS ultimately makes a recommendation to prohibit or suspend the Merger, as to whether the President will decide to prohibit or suspend the Merger.

In addition to CFIUS clearance, the closing of the Merger remains subject to the receipt of antitrust regulatory approval or clearance in the United States and/or certain other jurisdictions and certain regulatory approvals in countries and regions including the PRC and Taiwan, as well as other customary closing conditions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra Corporation (“Xcerra”) and Hubei Xinyan Equity Investment Partnership (Limited Partnership) (“Parent”) and the ability to consummate the transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) or from the Committee on Foreign Investment in the United States (CFIUS); uncertainties as to the timing of the consummation of the transaction and the ability of each of Xcerra and Parent to consummate the transaction, including as a result of the failure of Parent to obtain or provide on a timely basis or at all the necessary financing; risks that the transaction disrupts the current plans and operations of Xcerra; the ability of Xcerra to retain and hire key personnel; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Xcerra’s Definitive Proxy Statement filed on Schedule 14A and Xcerra’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 8, 2017. Xcerra can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 21, 2017

Xcerra Corporation

By:	/s/ David G. Tacelli
Name:	David G. Tacelli
Title:	President and Chief Executive Officer